Exhibit 4.13

FORM OF DEPOSIT AGREEMENT

This DEPOSIT AGREEMENT (“Deposit Agreement”) is made and entered into as of [            ], 20[ ], by and among Live Oak Bancshares, Inc., a North Carolina corporation, [            ], and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

WITNESSETH:

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Preferred Stock (as hereinafter defined) with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares (as hereinafter defined), on the date hereof representing a fractional interest in the deposited Preferred Stock; and

WHEREAS, the Receipts are to be substantially in the form as set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

ARTICLE I

DEFINITIONS

The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

“Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as amended and supplemented from time to time.

“Articles of Amendment” shall mean the Articles of Amendment filed by the Company with the Secretary of State of the State of North Carolina designating shares of preferred stock of the Company as Preferred Stock.

“Company” shall mean Live Oak Bancshares, Inc., a North Carolina corporation, and its successors.

“Corporate Office” shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at [            ].

“Depositary” shall mean [            ], and any successor as depositary hereunder.

“Depositary Share” shall mean a 1/[ ] fractional interest of a share of Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented by such Depositary Share, including the dividend and distribution, voting, redemption, conversion and liquidation rights contained in the Articles of Amendment.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1) (A) the Global Receipt Depository which is the holder of such Global Registered Receipt or Receipts notifies the Company that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Securities Exchange Act of 1934, as amended, and (B) the Company has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Company received such notice, or

(2) the Company in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Receipt or Receipts.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, The Depository Trust Company (“DTC”) or such other entity designated as Global Receipt Depository by the Company in or pursuant to this Deposit Agreement, which Person must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipts” shall mean a global registered Receipt registered in the name of a nominee of DTC.

“Letter of Representations” shall mean any applicable agreement among the Company, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Preferred Stock” shall mean shares of the Company’s [description of preferred stock].

“Receipt” shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form as set forth in Exhibit A hereto.

“record date” shall mean the date fixed pursuant to Section 4.04.

“record holder” or “holder” as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

“redemption date” shall mean the date fixed for redemption of Preferred Stock and Depositary Shares contemplated in Section 2.03.

“Registrar” shall mean [        ], or any bank or trust company appointed to register ownership and transfers of Receipts or the deposited Preferred Stock, as the case may be, as herein provided.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning as set forth in Section 2.04.

“Special Damages” shall have the meaning as set forth in Section 5.07.

“Transfer Agent” shall mean [        ], or any bank or trust company appointed to transfer the Receipts or the deposited Preferred Stock, as the case may be, as herein provided.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY,

TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form as set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock deposited, as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of such Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange or interdealer quotation system upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case, as directed by the Company.

Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Registrar, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to dividends or other distributions, the exercise of any redemption or voting rights or to any notice provided for in this Deposit Agreement and for all other purposes.

The Receipts may be issued in the form of one or more Global Registered Receipts, in which case, the Depositary shall, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts, which (i) shall represent the aggregate number of Depositary Shares to be represented by such Receipts, (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Company or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Company, the Depositary and any director, officer, employee or agent of the Company or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Company and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Company for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, shall execute and deliver, individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Registered Receipt in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Company determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of each Letter of Representations.

SECTION 2.02. Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing [        ] shares of Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written letter of instruction of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Stock. The Depositary acknowledges receipt of the deposited Preferred Stock and related documentation and agrees to hold such deposited Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Preferred Stock deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Stock held by it by notation, book-entry or other appropriate method. The Depositary also acknowledges that the Company may deposit additional shares of Preferred Stock from time to time after the date hereof.

If required by the Depositary, Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any distribution or right to subscribe for additional Preferred Stock or to receive other property that any person in whose name the Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02 a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person.

Other than in the case of splits, combinations or other reclassifications affecting the Preferred Stock, or in the case of distributions of Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Stock as set forth in the Articles of Amendment, as such may be amended.

The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

SECTION 2.03. Optional Redemption of Preferred Stock for Cash. Whenever the Company shall elect to redeem shares of deposited Preferred Stock for cash in accordance with the provisions of the Articles of Amendment, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 30 days’ prior written notice of the date of such proposed redemption and of the number of such shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Articles of Amendment, including the amount, if any, of accrued and unpaid dividends thereon to and including the date fixed for redemption. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the “redemption date”), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; provided that if the Depositary Shares are held in the form of Global Registered Receipts through the Global Receipt Depositary, the Company may provide such notice of redemption in any manner permitted by such Global Receipt Depositary. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for redemption except as to a holder to whom notice was defective or not given. A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice. The Company shall provide the Depositary with such notice, and each such notice shall state: the redemption date; the redemption price and accrued and unpaid dividends payable on the redemption date; the number of shares of deposited Preferred Stock and Depositary Shares to be redeemed; if fewer than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; the place or places where Receipts evidencing the Depositary Shares to be redeemed are to be surrendered for payment of the redemption price and accrued and unpaid dividends payable on the redemption date; and that from and after the redemption date dividends in respect of the Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all of the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company.

In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid or caused to be paid in full to the Depositary the redemption price (determined pursuant to the Articles of Amendment) of the Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to and including the redemption date), the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock so called for redemption by the Company and from and after the redemption date (unless the Company shall have failed to pay for the shares of Preferred Stock to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), all dividends in respect of the shares of Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price plus all accrued and unpaid dividends to and including the redemption date) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed at a redemption price of $[    ] per Depositary Share plus all accrued and unpaid dividends to and including the redemption date. The foregoing shall be further subject to the terms and conditions of the Articles of Amendment. In the event of any conflict between the provisions of this Deposit Agreement and the provisions of the Articles of Amendment, the provisions of the Articles of Amendment will govern and the Company will instruct the Depositary accordingly.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing such holder’s Depositary Shares evidenced by such prior Receipt that are not called for redemption.

The Company acknowledges that the bank accounts maintained by the Depositary in connection with the performance of the services described herein will be in the name of the Depositary and that the Depositary may receive investment earnings in connection with the investment at the Depositary’s risk and for its benefit of funds held in those accounts from time to time.

SECTION 2.04. Registration of Transfers of Receipts. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and including a guarantee of the signature thereon by a participant in a signature guarantee medallion program approved by the Securities Transfer Association (a “Signature Guarantee”), together with evidence of the payment of any transfer taxes as may be required by applicable law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.05. Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.06. Surrender of Receipts and Withdrawal of Preferred Stock. Any holder of a Receipt or Receipts may withdraw any or all of the whole shares of deposited Preferred Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. Fractional shares of Preferred Stock may not be withdrawn by any holder. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by a properly executed instrument of transfer or endorsement.

If the deposited Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such whole shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank with a Signature Guarantee.

The Depositary shall deliver the whole shares of deposited Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

SECTION 2.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Preferred Stock being withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature), including a Signature Guarantee; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and as may be required by any securities exchange upon which the deposited Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

The transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

SECTION 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification and the provision of an open penalty surety bond, in each case, satisfactory to the Depositary and the Company and holding the Depositary and the Company harmless.

SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

SECTION 3.01. Filing Proofs, Certificates and Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence or other information and to execute such certificates as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed or such certificates are executed.

SECTION 3.02. Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.08, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any distribution may be withheld, and any part or all of the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03. Representations and Warranties as to Preferred Stock. In the case of the initial deposit of the Preferred Stock hereunder, the Company shall be deemed thereby to represent and warrant that the Preferred Stock and each certificate therefor are valid and that such deposit has been duly authorized. The Company hereby further represents and warrants that such Preferred Stock is validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

SECTION 3.04. Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid fractional interest in a share of deposited Preferred Stock represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.

ARTICLE IV

THE PREFERRED STOCK; NOTICES

SECTION 4.01. Dividends and Other Cash Distributions. Whenever the Depositary shall receive any dividend or other cash distributions on the deposited Preferred Stock, including any cash received upon redemption of any shares of Preferred Stock pursuant to Section 2.03, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that, in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash distribution in respect of the Preferred Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or other property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or other property thus received, or any part thereof, at such place or places and upon such terms as the Depositary may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not be obligated hereunder to make any distribution of such securities to the holders of Receipts unless the Company shall have provided to the Depositary, upon request of the Depositary, an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered thereunder in order to be freely transferable.

SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered with respect to the deposited Preferred Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, the offering of such rights, preferences or privileges shall in each such instance be communicated to the Depositary and thereafter made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not be obligated hereunder to make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary, upon request of the Depositary, an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered thereunder in order to be freely transferable.

SECTION 4.04. Notice of Distributions; Fixing of Record Date for Holders of Receipts. Whenever any dividend or other cash distributions shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Stock are entitled to vote or of which holders of such Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date, if any, fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts (a) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (b) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or (c) whose Depositary Shares are to be so redeemed.

SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action that may be reasonably deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required or allowed to exercise discretion in voting any Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

SECTION 4.06. Changes Affecting Preferred Stock; Reclassifications, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which the Company is a party, or upon the sale of all or substantially all of the Company’s assets, the Depositary shall, upon the instructions of the Company, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, in each case as may be required by or as is consistent with the provisions of the Articles of Amendment to fully reflect the effects of such change in liquidation preference, split-up, combination or other reclassification of stock, or of such recapitalization, reorganization, merger, amalgamation, consolidation, or of such sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion of or in respect of such Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock, or any such recapitalization, reorganization, merger, amalgamation or consolidation, or any such sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the deposited Preferred Stock evidenced by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction, subject to any subsequent change in par or stated value, split-up, combination or other reclassification or any subsequent recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets. The Company shall cause effective provision to be made in the charter of the resulting or surviving corporation (if other than the Company) for protection of such rights as may be applicable upon exchange of the deposited Preferred Stock for securities or property or cash of the surviving corporation in connection with the transactions set forth above. The Company shall cause any such surviving corporation (if other than the Company) expressly to assume the obligations of the Company hereunder.

SECTION 4.07. Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as the Depositary may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of the deposited Preferred Stock and made generally available to the holders of the Preferred Stock. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

SECTION 4.08. Lists of Receipt Holders. Promptly upon reasonable request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.09. Withholding. Notwithstanding any other provision of this Deposit Agreement to the contrary, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by applicable law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.

ARTICLE V

THE DEPOSITARY AND THE COMPANY

SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Registrar. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and the withdrawal of Preferred Stock.

The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder. The Depositary may maintain such books in customary electronic form.

If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the Nasdaq Global Select Market or any other stock exchange, or quoted on any interdealer quotation system, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Stock as maybe required by applicable law or applicable stock exchange or quotation system regulations.

SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Registrar, by reason of any provision, present or future, of the Articles of Incorporation or the Articles of Amendment or, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, the Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03. Obligations of the Depositary and the Company. The Depositary shall at all times act in good faith and shall use its best efforts within reasonable time limits to insure the accuracy of all services performed pursuant to this Deposit Agreement. The Company assumes no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

The Company shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required.

The Company shall not be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from gross negligence or willful misconduct of the Depositary. The Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants, obligations or liabilities shall be read into this Deposit Agreement against the Depositary.

The Depositary, its parent, affiliate, or subsidiaries, may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary hereunder. If so appointed, the Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates, or act in any other capacity for the Company or its affiliates.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

The Depositary makes no representation and has no responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

The Company represents that it has registered the deposited Preferred Stock and the Depositary Shares for sale in accordance with applicable securities laws.

SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may, at the expense of the Company, petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

Any corporation or other legal entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

SECTION 5.05. Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange or interdealer quotation system upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or quoted or by the Articles of Incorporation and the Articles of Amendment to be furnished by the Company to holders of the deposited Preferred Stock and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Articles of Amendment and the form of Preferred Stock. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

SECTION 5.06. Indemnification by the Company. The Company agrees to indemnify the Depositary against, and hold it harmless from, any claim, action, suit, penalty, liability, costs and expenses (including reasonable attorneys’ fees) of any kind and nature whatsoever that may arise out of, or in connection with, its acting as Depositary under this Deposit Agreement and the Receipts, except for any liability to the extent arising out of the willful misconduct, gross negligence, or bad faith on the part of the Depositary. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary or termination of this Deposit Agreement.

SECTION 5.07. Damages. The Depositary shall not be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits (collectively, “Special Damages”), occasioned by breach of any provision of this Deposit Agreement by the Depositary even if apprised of the possibility of such damages. The Company shall not be liable to the Depositary for Special Damages occasioned by breach of any provision of this Deposit Agreement by the Company even if apprised of the possibility of such damages.

SECTION 5.08. Fees, Charges and Expenses. No charges and expenses of the Depositary hereunder shall be payable by any person, except as provided in this Section 5.08. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Stock at the option of the

Company and all withdrawals of the Preferred Stock by holders of Receipts. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the expected cost of the performance of such duties prior to the performance thereof. Upon approval of such cost by such holder, such holder will thereafter be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary hereunder (including, in each case, fees and expenses of counsel) incident to the performance of its obligations hereunder will be promptly paid by the Company. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

SECTION 5.09. Additional Depositary Rights and Duties. The Depositary shall:

(a)

have no duties or obligations other than those specifically set forth herein. The Depositary shall not be liable for any improper payment made in accordance with the information provided by the Company;

(b)	not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity by the Company;

(c)

be able to rely on and shall be protected in acting on the written or oral instructions with respect to any matter relating to its actions as Depositary specifically covered by this Deposit Agreement, of any officer of the Company authorized to give instructions;

(d)

be able to rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter, or any other document or security delivered to it and believed by it reasonably and in good faith to be genuine and to have been signed by the proper party or parties;

(e)

not be responsible for or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document or property under this Deposit Agreement, and shall have no responsibility with respect to the use or application of any property delivered by it pursuant to the provisions hereof;

(f)

be able to consult with counsel satisfactory to it (including counsel for the Company) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with advice or opinion of such counsel;

(g)	not be liable for anything which it may do or refrain from doing in connection with this Deposit Agreement except for its own gross negligence, willful misconduct or bad faith;

(h)

not be bound by any notice or demand, or any waiver or modification of this Deposit Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Depositary signed by the proper authority or authorities;

(i)	have no duty to enforce any obligation of any person to make delivery, or to direct or cause any delivery to be made, or to enforce any obligation of any person to perform any other act; and

(j)

have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Depositary does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by the Depositary to be taken or omitted, in good faith or in the exercise of the Depositary’s best judgment, in reliance upon such assumption.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of the Depositary that are payable by the Company) which (i) shall materially and adversely alter any substantial existing right of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Stock pursuant to the Articles of Amendment shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and Section 2.07 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the whole shares of the deposited Preferred Stock and all money and other property if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

SECTION 6.02. Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been (A) redeemed pursuant to Section 2.03 and/or (B) surrendered in connection with withdrawal of Preferred Stock pursuant to Section 2.06, or (ii) there shall have been made a final distribution in respect of the deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

Upon the termination of this Deposit Agreement, (i) the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Section 5.06 and Section 5.08 and (ii) the Depositary shall be discharged from all obligations under this Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

SECTION 7.02. Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04. Notices. Unless otherwise expressly provided herein, all notices, requests, demands and other communications hereunder or under the Receipts shall be in writing, shall be delivered by hand or by First Class Mail, postage prepaid, shall be deemed given when received and shall be addressed to the Depositary and the Company at the respective addresses listed below or to such other addresses as they shall designate from time to time in writing, forwarded in like manner.

If to the Depositary, to:

[    ]

If to the Company, to:

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, North Carolina 28403

Attention: [        ]

Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by First Class mail, postage prepaid, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder he mailed to some other address, at the address designated in such request.

SECTION 7.05. Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement amid shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the internal laws of the State of [        ], without regard to its conflicts of law provisions.

SECTION 7.07. Inspection of Deposit Agreement and Articles of Amendment. Copies of this Deposit Agreement and the Articles of Amendment shall be filed with the Depositary and shall be open to inspection during business hours at the Corporate Office by any holder of any Receipt.

SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Deposit Agreement to be duly executed on their behalf as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

[Signatures on following page]

LIVE OAK BANCSHARES, INC.

By:
Name:
Title:

[ ], as Depositary

By:
Name:
Title:

[Signature Page to Deposit Agreement]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

DEPOSITARY SHARES

DR

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH

REPRESENTING 1/            OF ONE SHARE OF

[DESCRIPTION OF PREFERRED STOCK],

OF

LIVE OAK BANCSHARES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

CUSIP

SEE REVERSE FOR CERTAIN DEFINITIONS

[ ], as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of             Depositary Shares (“Depositary Shares”), each Depositary Share representing 1/    of one share of [Description of Preferred Stock], (the “Stock”), of Live Oak Bancshares, Inc., a North Carolina corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of             , 20            (the “Deposit Agreement”), among the Corporation, the Depositary, and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

This Depositary Receipt is transferable in [                    ].

Dated: , 20

[ ], Depositary

By:
Authorized Officer

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[FORM OF REVERSE OF RECEIPT]

LIVE OAK BANCSHARES, INC.

LIVE OAK BANCSHARES, INC. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE ARTICLES OF AMENDMENT ESTABLISHING THE [DESCRIPTION OF PREFERRED STOCK] OF LIVE OAK BANCSHARES, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word

ADM	Administrator(s), Administrator	EX	Executor(s), Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, or

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under Last will & testament

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For value received,     hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT

OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint             Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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